[LOGO, STANDARD MOTOR PRODUCTS]

                   37-18 Northern Blvd., Long Island, NY 11101
                                 (718) 392-0200
                                 www.smpcorp.com


FOR IMMEDIATE RELEASE

                                                  For more information, contact:
                                                                  James J. Burke
                                                   Standard Motor Products, Inc.
                                                                  (718) 392-0200

                                                                    Jennifer Tio
                                                Maximum Marketing Services, Inc.
                                                            (312) 226-4111 x2449
                                                   Jennifer.tio@maxmarketing.com

                     STANDARD MOTOR PRODUCTS, INC. ANNOUNCES
                    FOURTH QUARTER AND FULL YEAR 2005 RESULTS

New York, NY, March 15, 2006......Standard Motor Products, Inc. (NYSE: SMP), an
automotive replacement parts manufacturer and distributor, reported today its consolidated financial results for the three months and for the year ended December 31, 2005.

Consolidated net sales for the fourth quarter of 2005 were $172.1 million, compared to consolidated net sales of $181 million during the comparable quarter in 2004. Losses from continuing operations for the fourth quarter of 2005 were $5.7 million or 29 cents per diluted share, compared to $17.2 million or 89 cents per diluted share in the fourth quarter of 2004.

Consolidated net sales for 2005 were $830.4 million, compared to consolidated net sales of $824.3 million in 2004. Losses from continued operations for 2005 were $1.8 million or 9 cents per diluted share, compared to $8.9 million or 46 cents per diluted share in 2004.


--------------------------------------------------------------------------------
                   37-18 Northern Blvd., Long Island, NY 11101
                                 (718) 392-0200
                                 www.smpcorp.com

Commenting on the results, Mr. Lawrence Sills, Standard Motor Products' Chairman and Chief Executive Officer, said, "While we are obviously not satisfied with the 2005 financial results, we are pleased to report that the integration of our Engine Management business is now essentially complete. During these past 2 1/2 years we have relocated seven of nine Dana facilities, merged all support functions, and combined and re-valued millions of dollars of inventory. This has been a long, arduous, and costly task - we publicly commend all our people for their efforts - but this task is now behind us. Importantly, we have maintained the entire customer base.

      "We have achieved much of the savings we set out to accomplish. This is most apparent in SG&A, where we have reduced the figure from 22.6% in 2003 to 19.6% in 2005 (exclusive of integration expenses and the A/R draft program), a savings of approximately $23 million. The gross margin, however, was negatively impacted in 2005 by the following: price reductions early in the year to match OE; inventory writedowns as we merged the acquired inventories; and ongoing negative trends in product mix and channel mix.

      "Now, with the integration process complete, and the one-time costs behind us, we will refocus our attention to gross margin improvement. We have plans in place to manufacture products we have been purchasing at premium prices, and to re-source others to low cost areas. We have also implemented price increases over the past 90 days. We are counting on these steps to lead to improved Engine Management gross margins in 2006."

      Turning to 2005 results, Mr. Sills commented, "Engine Management net sales were down 2.8% for the year, with most of the reduction coming in the fourth quarter. On a positive note, Engine Management sales for the first two months of 2006 have been running ahead of 2005.

      "Temperature Control, as expected, had a good year. We finally experienced a warm summer, after a series of cool ones, and the results showed in both improved sales and profits. Our goal in this division is to continue to work on cost reduction, so that we can achieve healthy profits in cool summers as well. "There were other positive steps taken in 2005, which were previously announced. First, we amended our retiree medical program, with an estimated savings of $5 million per year. Second, at year-end, we finalized an agreement with Dana to pre-pay a $15 million note, and to buy back approximately 1.4 million shares of SMP stock."

      Mr. Sills concluded, "While, again, we are disappointed in our 2005 financial results, now that the Engine Management integration is behind us, we feel we are well positioned for the future. It is now up to us to implement our plans for cost and profit improvement."

Standard Motor Products, Inc. will hold a conference call at 1:00 PM, Eastern Time, on Wednesday, March 15, 2006. The dial in number is 877-707-9628 (domestic) or 785-832-0301 (international). The playback number is 800-374-1375 (domestic) or 402-220-0682 (international), and the ID # is STANDARD.

UNDER THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, STANDARD MOTOR PRODUCTS CAUTIONS INVESTORS THAT ANY FORWARD-LOOKING STATEMENTS MADE BY THE COMPANY, INCLUDING THOSE THAT MAY BE MADE IN THIS PRESS RELEASE, ARE BASED ON MANAGEMENT'S EXPECTATIONS AT THE TIME THEY ARE MADE, BUT THEY ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT MAY CAUSE ACTUAL RESULTS, EVENTS OR PERFORMANCE TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD-LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS, EVENTS OR PERFORMANCE TO DIFFER MATERIALLY FROM THOSE RISKS AND UNCERTAINTIES DISCUSSED IN THIS PRESS RELEASE ARE THOSE DETAILED FROM TIME-TO-TIME IN PRIOR PRESS RELEASES AND IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPANY'S ANNUAL REPORT ON FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q. BY MAKING THESE FORWARD-LOOKING STATEMENTS, STANDARD MOTOR PRODUCTS UNDERTAKES NO OBLIGATION OR INTENTION TO UPDATE THESE STATEMENTS AFTER THE DATE OF THIS RELEASE.

                                       ###

                          STANDARD MOTOR PRODUCTS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

                                                              THREE MONTHS ENDED                TWELVE MONTHS ENDED
                                                                  DECEMBER 31,                      DECEMBER 31,
                                                             2005             2004             2005             2004
                                                         ------------     ------------     ------------     ------------
NET SALES                                                $    172,137     $    180,966     $    830,413     $    824,283

COST OF SALES                                                 132,639          151,743          644,433          629,290
                                                         ------------     ------------     ------------     ------------
GROSS PROFIT                                                   39,498           29,223          185,980          194,993

SELLING, GENERAL & ADMINISTRATIVE EXPENSES                     41,641           41,414          166,556          178,852
GOODWILL IMPAIRMENT                                                --            6,429               --            6,429
INTEGRATION EXPENSES                                              722            2,857            5,342           11,449
                                                         ------------     ------------     ------------     ------------
OPERATING INCOME (LOSS)                                        (2,865)         (21,477)          14,082           (1,737)

OTHER INCOME (EXPENSE), NET                                     1,602            1,095            2,648            2,861

INTEREST EXPENSE                                                4,460            3,321           17,077           13,710
                                                         ------------     ------------     ------------     ------------
LOSS FROM CONTINUING OPERATIONS BEFORE TAXES                   (5,723)         (23,703)            (347)         (12,586)

PROVISION (BENEFIT) FOR INCOME TAXES                              (18)          (6,458)           1,423           (3,679)
                                                         ------------     ------------     ------------     ------------
LOSS FROM CONTINUING OPERATIONS                                (5,705)         (17,245)          (1,770)          (8,907)

DISCONTINUED OPERATION, NET OF TAX                               (535)            (617)          (1,775)          (3,909)

CUMULATIVE EFFECT OF ACCOUNTING CHANGE                             --           (1,564)              --           (1,564)
                                                         ------------     ------------     ------------     ------------
NET LOSS                                                 $     (6,240)    $    (19,426)    $     (3,545)    $    (14,380)
                                                         ============     ============     ============     ============

NET LOSS PER COMMON SHARE:

   BASIC LOSS FROM CONTINUING OPERATIONS                 $      (0.29)    $      (0.89)    $      (0.09)    $      (0.46)
   DISCONTINUED OPERATION                                       (0.03)           (0.03)           (0.09)           (0.20)
   CUMULATIVE EFFECT OF ACCOUNTING CHANGE                          --            (0.08)              --            (0.08)
                                                         ------------     ------------     ------------     ------------
   NET LOSS PER COMMON SHARE - BASIC                     $      (0.32)    $      (1.00)    $      (0.18)    $      (0.74)
                                                         ============     ============     ============     ============

   DILUTED LOSS FROM CONTINUING OPERATIONS               $      (0.29)    $      (0.89)    $      (0.09)    $      (0.46)
   DISCONTINUED OPERATION                                       (0.03)           (0.03)           (0.09)           (0.20)
   CUMULATIVE EFFECT OF ACCOUNTING CHANGE                          --            (0.08)              --            (0.08)
                                                         ------------     ------------     ------------     ------------
   NET LOSS PER COMMON SHARE - DILUTED                   $      (0.32)    $      (1.00)    $      (0.18)    $      (0.74)
                                                         ============     ============     ============     ============

WEIGHTED AVERAGE NUMBER OF COMMON SHARES                   19,504,191       19,388,015       19,507,818       19,331,358
WEIGHTED AVERAGE NUMBER OF COMMON AND DILUTIVE SHARES      19,504,191       19,388,015       19,507,818       19,331,358

                             STANDARD MOTOR PRODUCTS
                     CONDENSED CONSOLIDATING BALANCE SHEETS
                             (Dollars in thousands)

                                     ASSETS

                                                   December 31,   December 31,
                                                       2005           2004
                                                   ------------   ------------
Cash                                               $     14,046   $     14,934

Accounts receivable, gross                              185,868        160,706
Allowance for doubtful accounts                           9,574          9,354
                                                   ------------   ------------
Accounts receivable, net                                176,294        151,352
Inventories                                             243,297        258,641
Other current assets                                     22,053         22,289
                                                   ------------   ------------
Total current assets                                    455,690        447,216
                                                   ------------   ------------
Property, plant and equipment, net                       85,805         97,425
Goodwill and other intangibles                           67,402         69,911
Other assets                                             44,147         42,017
                                                   ------------   ------------
Total assets                                       $    653,044   $    656,569
                                                   ============   ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Notes payable                                      $    149,236   $    109,416
Current portion of long term debt                           542            534
Accounts payable trade                                   52,535         46,487
Accrued customer returns                                 22,346         23,127
Restructuring accrual                                     1,286          6,999
Other current liabilities                                59,977         65,893
                                                   ------------   ------------
Total current liabilities                               285,922        252,456
                                                   ------------   ------------
Long-term debt                                           98,549        114,236
Postretirement & other liabilities                       45,962         44,111
Restructuring accrual                                    11,348         12,394
Accrued asbestos liability                               25,556         26,060
                                                   ------------   ------------
Total liabilities                                       467,337        449,257
                                                   ------------   ------------
Total stockholders' equity                              185,707        207,312
                                                   ------------   ------------
Total liabilities and stockholders' equity         $    653,044   $    656,569
                                                   ============   ============